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Deloitte & Touche LLP                                               EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-71683 on Form S-8 of Redding Bancorp of our report dated January 22, 1999, appearing in this Annual Report on Form 10-K of Redding Bancorp for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Sacramento, California


March 24, 1999